EXHIBIT 10.49

Confidential Treatment Requested by American Superconductor Corporation

Execution Copy

LICENSE AND SUBLICENSE AGREEMENT

THIS LICENSE AND SUBLICENSE AGREEMENT (this “License”) is made effective as of March 4, 2016 (subject to the provisions of this License, the “Effective Date”) by and between AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation having an office and place of business at 64 Jackson Road, Devens, MA 01434 (“AMSC”), and BASF CORPORATION, a Delaware corporation having a place of business at 100 Park Avenue, Florham Park, NJ 07932 (“BASF”).  AMSC and BASF are each hereinafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, subject to and in accordance with the terms and conditions of this License, BASF desires to obtain from AMSC, and AMSC wishes to grant to BASF: (i) a non-exclusive license to the AMSC 2G Wire Patents (as defined below); and (ii) a non-exclusive sublicense to the Sublicensed 2G Wire Patents (as defined below), to manufacture, have manufactured, use, sell and have sold the Product (as defined below) in the Territory (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
Definitions

Definitions.  The following terms (and their correlatives), in addition to terms defined on first use herein, shall have the meanings set forth below:

Section 1.01 “Affiliate(s)” means (α) any corporation, company, or entity which owns or controls directly or indirectly fifty percent (50%) or more of shares or stocks outstanding of a Party, (β) any corporation, company, or entity of which fifty percent (50%) or more of shares or stocks outstanding are owned or controlled directly or indirectly by a Party, or (γ) any corporation, company, or entity which is under common control with the respective Party.

Section 1.02 “AMSC 2G Wire Patents” means those patents and patent applications listed in Annex 1 of this License.

Section 1.03“AMSC Disclosure Letter” means the disclosure letter provided by AMSC to BASF and accepted in writing by BASF, in each case as of the Effective Date.

Section 1.04“AMSC’s Knowledge” means solely the actual knowledge of the executive officers and senior IP staff members of AMSC involved, substantively and to a material extent, in the negotiation of this License; provided that prior to its execution of this License, AMSC shall cause Section 6.02 to be reviewed by such further then-current employees of AMSC (in addition to the executive officers and senior IP staff members of AMSC involved,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

substantively and to a material extent, in the negotiation of this License) as are most likely to be aware of information pertinent to the representations and warranties of AMSC set forth in such Section 6.02, and the term “AMSC’s Knowledge” shall be deemed to include any matters identified by such further then-current employees of AMSC in the course of such review.

Section 1.05“Buffer Layer Patents” means Patents relating to the buffer layer used in the Product that are owned or in-licensed by BASF or any of its Affiliates.

Section 1.06 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in either New York City, Boston, Massachusetts, or Frankfurt, Germany are authorized or required by Law to be closed for business.

Section 1.07“Confidential Information” means all confidential or proprietary Information of a Party disclosed by such Party to the other Party in connection with this License that is either (i) designated as such in writing by the disclosing Party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such Information is disclosed by the disclosing Party to the receiving Party or (ii) is orally or visually disclosed to the receiving Party by the disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, if (A) it would be apparent to a reasonable person, familiar with the disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing Party or (B) such Information is orally or visually identified as confidential at the time of its disclosure and the disclosing Party, within thirty (30) days after such disclosure, confirms the confidential and/or proprietary nature of such Information in a writing delivered to the receiving Party.  In addition, the terms of this License shall be deemed to constitute Confidential Information of each Party.

Section 1.08 “Effective Date” has the meaning set forth in the preamble.

Section 1.09“Encumbrance” means any lien, license, security interest, pledge, option or other encumbrance, restriction or limitation of any kind whatsoever.

Section 1.10“Force Majeure” has the meaning set forth in Section 9.12.

Section 1.11“HTS Wire” means an elongated product of one or several articles substantially containing a substrate, one or several buffer layers, one or several HTS layers, one or several metal layers and optionally one or several electrical insulating layers.

Section 1.12 “IFRS” means International Financing Reporting Standards as issued by the International Accounting Standards Board, consistently applied.

Section 1.13“Information” means any and all ideas, concepts, data, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, submissions, communications, skills, experience, knowledge, plans, objectives, algorithms, reports, results, conclusions and other information

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational or other) in which such Information may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational or financial materials or information.

Section 1.14“JDA” means the Joint Development Agreement between the Parties of even date herewith.

Section 1.15“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

Section 1.16“Licensed Patents” means the AMSC 2G Wire Patents and the Sublicensed 2G Wire Patents.

Section 1.17“List Price” means, with respect to any Product, the list price at which such Product, sold in similar quantities, is then being offered by BASF or any of its Affiliates to Third Parties.

Section 1.18 “Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

Section 1.19“Net Sales” ” means Product Revenue less the following deductions calculated in euros in accordance with IFRS:  (i) sales and use taxes, import and export duties and other governmental charges levied and paid with respect to the sale, use, transportation or delivery of the Product (excluding, for the avoidance of doubt, national, state, local or foreign taxes based on income), (ii) reasonable outbound transportation and freight charges, (iii) reasonable and customary discounts, returns, credits and allowances on account of returns actually allowed and taken with respect to the applicable sales of Product, and (iv) amounts previously included in Net Sales that are written off by BASF as uncollectible in accordance with BASF’s standard practices for writing off uncollectible amounts consistently applied (provided that if any such written-off amounts are subsequently collected, such collected amounts shall be included in Net Sales in the period in which they are subsequently collected).

Section 1.20“Non-Solution Based HTS Wire” means HTS Wire other than Solution Based HTS Wire.

Section 1.21  “Patents” means (i) any patents and patent applications (and any patents issuing therefrom), worldwide, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

of invention and the like, of any such patents or patent applications and (iii) any foreign or international equivalents of any of the foregoing.

Section 1.22“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.

Section 1.23“Product” means Solution Based HTS Wire covered by at least one Valid Claim of the Licensed Patents.

Section 1.24“Product Revenue” means:

(i) any and all amounts, whether in the nature of sales revenue, license fees, signing, milestone and revenue sharing, royalty payments of any other type, that BASF or any one or more of its Affiliates invoices to a Third Party for sales of Product (other than a Sample) or (ii) with respect to transfers of Product to a Third Party (other than a Sample) that are not invoiced (because BASF or its Affiliate transfers to such Third Party a System or other product that contains the Product), the then current List Price for the Product.

All Product Revenue shall, for purposes of this Agreement, be calculated in euros in accordance with IFRS.

Section 1.25“Samples” means bona fide samples of Product, not more than 200 meters in length, provided free of charge to prospective purchasers of Product.

Section 1.26 “Solution Based HTS Wire” means HTS Wire having at least one buffer layer which is produced utilizing a chemical solution deposition (CSD) based process.  For the avoidance of doubt, HTS wires having all buffer layers produced utilizing the vapor deposition processes will not be deemed Solution Based HTS Wire.

Section 1.27“Solution Based HTS Wire Product” means Solution Based HTS Wire developed under the JDA.

Section 1.28“Sublicensed 2G Wire Patents” means those patents and patent applications listed in Annex 2 of this License.

Section 1.29  “Sublicensee” means any Person (whether a BASF Affiliate or a Third Party) to whom BASF (or any other Sublicensee) grants, in accordance with this License, a sublicense of the rights granted under this License, for so long as such sublicense remains in effect.

Section 1.30“System” means any product, machine, device, assembly, sub-assembly, system or sub-system of which Product constitutes a part or in which Product is otherwise incorporated.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

Section 1.31 “Term” has the meaning set forth in Section 7.01.

Section 1.32“Territory” means worldwide, including all countries and territories.

Section 1.33“Third Party” means any person or entity, other than BASF and BASF’s Affiliates or AMSC and AMSC’s Affiliates.

Section 1.34“Valid Claim” means: (i) a claim of an issued and unexpired Patent that is included in the Licensed Patents that has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (ii) a claim included in a pending Patent application that is included in the Licensed Patents, whether filed before or after the Effective Date, that has not been (A) canceled, (B) withdrawn from consideration, (C) finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken), or (D) abandoned or disclaimed.

ARTICLE 2
Grant Of Rights

Section 2.01License Grant.

(a)Licensed AMSC 2G Wire Patents.  During the Term, AMSC hereby grants to BASF a non-exclusive license, with the right to sublicense subject to Section 2.02 below, throughout the Territory under the AMSC 2G Wire Patents to manufacture, have manufactured, use, sell and have sold the Product.

(b)Sublicensed 2G Wire Patents.  During the Term, AMSC hereby grants to BASF a non-exclusive sublicense throughout the Territory under the Sublicensed 2G Wire Patents to manufacture, have manufactured, use, sell and have sold the Product.

(c)No Other Rights.  Any and all licenses, sublicenses and other rights of BASF are or shall be granted only as expressly provided in this License, and no other license, sublicense or other right is or shall be created or granted by AMSC to BASF or any other Person hereunder by implication, estoppel or otherwise.

Section 2.02Sublicensing.  BASF shall have the right to sublicense the license and rights granted in Section 2.01(a) to any entity that is an Affiliate of BASF, provided that (i) any such sublicense shall terminate, automatically by its terms and with no further action being necessary by any Person, immediately upon such entity ceasing to be an Affiliate of BASF for any reason, and (ii) for the avoidance of doubt, BASF shall have no right to sublicense the license or any of the rights granted hereunder to any Third Party without AMSC’s prior written consent.  BASF shall provide AMSC with written notification upon the grant of any Sublicense hereunder.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

ARTICLE 3
BASF Buffer Layer Patents

Section 3.01Right of First Offer/Negotiation.  In the event BASF discontinues manufacturing the Product without assigning the related business to any Third Party,  BASF shall provide AMSC with the right of first refusal to its Patents relating to the buffer layer used in the Products.

ARTICLE 4
Financial Terms

Section 4.01License Fee.  In exchange for the rights granted to BASF under this Agreement during the Term, BASF shall pay to AMSC an upfront, one-time, license fee payment in the amount of three million U.S. dollars ($3,000,000.00 USD), payable in U.S. Dollars within ten (10) days of execution of this License.  For the avoidance of doubt, this License shall not have any force or effect, and the Effective Date shall not occur, until (i) this License is duly executed and delivered by each of the Parties and (ii) AMSC has received the license fee payment described in the preceding sentence.

Section 4.02Royalties.  BASF shall pay to AMSC, on an annual basis, royalties in the amount of the percentage set forth below of Net Sales in the applicable calendar year.  For illustrative purposes only, an example of royalty calculations is set forth in Annex 3 of this License.  While all payments of royalties pursuant to this Section 4.02 shall be made by BASF (rather than directly to AMSC by any Sublicensee), for the avoidance of doubt, royalties so payable by BASF to AMSC hereunder shall be based on Net Sales of BASF and all of its Affiliates and other Sublicensees in the aggregate.

Net Sales	Royalty %
EUR≤ [**]	[**]%
EUR > [**] ≤ [**]	[**]%
EUR > [**]	[**]%

Section 4.03Payment Method.  All amounts due to AMSC under Section 4.02 this License shall be paid by BASF in USD by wire transfer to an account designated by AMSC in writing reasonably in advance.  Any undisputed payments or portions thereof due hereunder that are not paid by the date such payments are due under this License will bear simple interest at the higher of a rate per annum equal to (a) [**] ([**]%) per month, or (b) the maximum rate permitted by applicable Law, calculated based on the number of days such payment is delinquent.

Section 4.04Payment Schedule.  The payments, if any, due pursuant to Section 4.02 (the “Royalty Payments”) are due and payable on March 15 (or, if such date is not a Business Day, on the next succeeding Business Day) of the calendar year immediately following the

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

calendar year to which such payments relate (each, a “Royalty Payment Date”).  Royalty Payments will be converted from euros to U.S. Dollars using the average annual exchange rate, as published by the Bloomberg; the average being calculated for the one (1) year preceding the applicable Royalty Payment Date.

Section 4.05Taxes and Withholding.

(a)Withholding Taxes.  AMSC will be responsible for any and all income or other taxes owed by AMSC and required by applicable Law to be withheld or deducted from any of the payments made to AMSC hereunder (“Withholding Taxes”), and BASF may deduct from any amounts that BASF is required to pay hereunder an amount equal to such Withholding Taxes.  BASF will provide AMSC with reasonable advance notice of tax withholding obligations to which it reasonably believes that it is subject.  AMSC will provide BASF any information available to AMSC that is reasonably necessary to determine the Withholding Taxes.  Such Withholding Taxes will be paid to the proper taxing authority for AMSC’s account and evidence of such payment will be secured and sent to AMSC within a reasonable period of time.  The Parties will do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable AMSC and BASF and its and their respective Affiliates or Sublicensees to take advantage of any applicable legal provision or any treaty provisions with the object of paying the sums due to AMSC hereunder with the lowest legal amount of Withholding Taxes.  Notwithstanding anything in this Section 4.05 or elsewhere in this Agreement to the contrary, however, for the avoidance of doubt, BASF shall not be entitled to withhold or deduct from, or otherwise offset against, any amounts payable by BASF to AMSC hereunder any taxes, deductions or withholdings that may be applicable to any payments to be made to BASF by any Sublicensee.

Section 4.06Royalty Reports; Record Retention; Audit.

(a)Royalty Reports.  BASF shall deliver to AMSC, on or prior to (i) the date on which an annual royalty payment becomes due hereunder with respect to a given calendar year or (ii) if earlier, the 60th (sixtieth) day after any termination of this License, a reasonably detailed written report and accounting of Product Revenue and Net Sales that are subject to royalty payments due to AMSC for such calendar year.  Such annual reports shall indicate (i) Product Revenue and Net Sales on a  Product-by-Product basis, and (ii) the calculation of royalties from such Product Revenue and Net Sales on a worldwide, global basis.  All such reports shall constitute Confidential Information of BASF for purposes of Section 9.13.

(b)Record Retention.  BASF will, and will require and cause each Sublicensee to, maintain complete and accurate books, records and accounts relevant for the determination and calculation of payments due to AMSC, in the manner which is customary for BASF in its standard course of business with respect to maintenance of books, records and accounts of the applicable type.  Such books, records and accounts will be retained by BASF or the applicable Sublicensee after the end of the period to which such books, records and accounts pertain, in accordance with BASF’s internal record retention policy (but for not less than five (5)

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

years after the end of the calendar year to which the relevant books, records and accounts pertain) or longer as is required by applicable Law.

(c)Audit.  AMSC will have the right to have an independent certified public accounting firm, reasonably acceptable to BASF, to have access during normal business hours, upon reasonable prior written notice and not more than once in each calendar year during the Term and for five (5) years thereafter, or longer as is required by applicable Law, to such of the records of BASF as may be reasonably necessary to audit and verify the accuracy of the calculation of Product Revenue, Net Sales and royalties for any calendar year ending not more than five (5) years, or longer as is required by applicable Law, prior to the date of such request.  All results of each such verification and audit shall be made available to both AMSC and BASF and shall constitute Confidential Information of BASF for purposes of Section 9.13.  AMSC will bear all costs of such audit, unless the audit reveals a discrepancy in AMSC’s favor of more than ten percent (10%), in which case BASF will bear the cost of the audit.

(d)Payment of Additional Amounts.  If, based on the results of any audit, additional payments are owed to AMSC under this License, then BASF will make such additional payments within five (5) Business Days after the accounting firm’s written report is delivered to the Parties.  The provisions of Section 4.03 shall apply to such payment as of the date such additional payments were originally due.

ARTICLE 5
Intellectual Property

Section 5.01Prosecution and Maintenance of AMSC 2G Wire Patents.  AMSC shall use commercially reasonable efforts to: diligently prepare, file and prosecute all patent applications included in the AMSC 2G Wire Patents and maintain in force any issued patents included in the AMSC 2G Wire Patents.  AMSC shall bear all attorney’s fees, filing and maintenance fees and other costs and expenses incurred in connection with the foregoing activities.  AMSC shall control such filing, prosecution and maintenance activities.

Section 5.02Enforcement of Licensed Patents.

(a)Notice Of Infringement.  If, during the Term, BASF learns of any actual, alleged or threatened infringement, misappropriation or violation by a Third Party of any AMSC 2G Wire Patents, BASF shall promptly notify AMSC.

(b)Control of Enforcement Action.  AMSC shall have the right (but not the obligation) to control any action to enforce the AMSC 2G Wire Patents and/or (as between the Parties) Sublicensed 2G Wire Patents.  AMSC shall notify BASF of its decision to pursue any such action within sixty (60) days of its receipt of notification of alleged infringement, misappropriation or violation from BASF.  In the event of any actual, alleged or threatened infringement, misappropriation or violation of the AMSC 2G Wire Patents including ancillary invalidity claims, AMSC shall have the right (but not the obligation), at its own expense and with legal counsel of its own choice, to institute, prosecute and control any action, suit or proceeding (or take other appropriate legal action) against any actual, alleged or threatened infringement,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

misappropriation or violation of the AMSC 2G Wire Patents including ancillary invalidity claims.  If requested by AMSC, BASF shall provide reasonable assistance to AMSC at AMSC’s sole cost and expense.  BASF shall have the right, at its own expense, to be represented in any such action, suit or proceeding brought by AMSC by counsel of BASF’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of AMSC to control the action, suit or proceeding as described above in this Section 5.02(b).  If AMSC notifies BASF of its decision to not file any action, suit or proceeding against any such infringement, misappropriation or violation of the AMSC 2G Wire Patents, then BASF shall have the right (but not the obligation), at its own expense, to bring an action, suit or proceeding (or take other appropriate legal action) against such actual, alleged or threatened infringement, misappropriation or violation of the AMSC 2G Wire Patents with legal counsel of its own choice.  Notwithstanding the foregoing, neither Party shall settle, compromise or otherwise resolve any such action, suit or proceeding that (i) in the case of a settlement by AMSC, materially restricts or waives rights under the Licensed Patents granted to BASF hereunder and (ii) in the case of a settlement by BASF, materially restricts or waives any rights under the Licensed Patents, in each case without the prior, written consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed.  Any damages, monetary awards or other amounts recovered by a Party, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under this Section 5.02(b), shall be applied as follows:

(i)first, to reimburse the Parties for their respective out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action; and

(ii)second, to the extent such amounts recovered are attributable to the sale of Product, including any reasonable royalty rate and/or lost profits, such amount shall be retained by or paid to BASF, and any portion thereof retained by BASF shall be deemed to be Net Sales, and BASF shall pay royalties thereon to AMSC in accordance with Section 4.02 above (provided that, notwithstanding the foregoing, if the amount of any such recovery relating to the sale of Product is determined or calculated on the basis of any metric or criteria other than Product Revenue or Net Sales, then all such recoveries shall be allocated and paid [**]% to BASF and [**]% to AMSC); and

(iii)third, any remaining balance shall be paid to AMSC.

(c)Joinder; Cooperation.  If a Party brings any such action, suit or proceeding hereunder, the other Party hereby consents to be joined as a plaintiff if necessary to prosecute such action, suit or proceeding, and to give the Party bringing such action, suit or proceeding reasonable assistance and authority to file and prosecute the action, suit or proceeding, all at the cost and expense of the Party bringing such action, suit or proceeding.

Section 5.03No Challenge.  BASF shall not challenge or cause any third party to challenge the validity or enforceability of the Licensed Patents, provided that it is expressly understood and agreed by each Party that any breach of this Section 5.03 shall, without more,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

be deemed to constitute a material breach of this License for purposes of Section 7.02 (subject to the Breaching Party’s cure rights set forth therein).

Section 5.04Limited Non-Assertion.   AMSC shall not assert any patent(s) issuing from, or claiming priority to, U.S. Provisional Patent Application No. [**] (the “’[**] Provisional Application”) against BASF, its Affiliates, or any of its or their customers (the “Protected Parties”), provided, however, that such non-assertion shall be limited to claims arising from any of the Protected Parties’ authorized activities as set forth under this License.  For the avoidance of doubt, the Protected Parties shall encompass any authorized assignees under Section 9.06.  For the further avoidance of doubt, without the prior written consent of AMSC, the non assert of this Section 5.04 shall not apply to HTS Wire made  utilizing [**] to [**].   In addition, AMSC will ensure that all patent claims in any application or patent issuing from, or claiming priority to, the ‘[**] Provisional will not cover the Solution Based HTS Wire Product.

ARTICLE 6
Representations and Warranties; Disclaimer

Section 6.01Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party, as of the Effective Date, as follows:

(a)Organization.  Such Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where such corporation was incorporated, and (ii) has all necessary corporate power and authority to own its properties and to conduct its business, as currently conducted.

(b)Authorization.  The execution and delivery of this License and the consummation of the transactions contemplated hereby are within the corporate power of such Party, have been duly authorized by all necessary corporate proceedings of such Party, and this License has been duly executed and delivered by such Party.

(c)No Conflict.  The execution and delivery of this License and the consummation of the transactions contemplated hereby do not:  (i) conflict with or result in a breach of any provision of such Party’s organizational documents; (ii) result in a material breach of any material agreement to which such Party is party; (iii) result in a violation of any order of a judicial, governmental or administrative authority to which such Party is subject; (iv) require such Party to obtain any material approval or consent from any governmental authority or other Third Party other than those consents and approvals which have been obtained prior to the date hereof; or (v) violate any Law applicable to such Party in any material respect.

(d)Enforceability.  This License constitutes the valid and binding obligation of such party, enforceable against such Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

Section 6.02Representations and Warranties by AMSC.  In addition, AMSC hereby represents and warrants to BASF that, as of the Effective Date and except as set forth in the AMSC Disclosure Letter:

(a)Licensed Patents.  (i) AMSC solely owns the AMSC 2G Wire Patents, and has obtained the rights sublicensed to BASF hereunder with respect to the Sublicensed 2G Wire Patents, in each case free and clear of any Encumbrances; (ii) AMSC’s ownership of the AMSC 2G Wire Patents (together with, to AMSC’s Knowledge, the complete and accurate chain of title back to the original inventors) is properly recorded in the records of the United States Patent and Trademark Office and in all other applicable registries throughout the Territory; (iii) AMSC has the right to grant the license or sublicense (as applicable) and other rights to the AMSC 2G Wire Patents and, to AMSC’s Knowledge, to the Sublicensed 2G Wire Patents, in each case granted to BASF under this License, without conflict with any Third Party rights; (iv) to AMSC’s Knowledge, there are no inventors of AMSC 2G Wire Patents other than those listed as inventors on patent applications filed for such AMSC 2G Wire Patents; and (v) neither AMSC nor, to AMSC’s Knowledge, any Third Party has committed fraud or other misconduct in relation to the filing, creation, development or acquisition of any of the AMSC 2G Wire Patents.

(b)Assets.  Annex 1 and Annex 2 are accurate in all material respects and represent the complete patent families, including any continuations, divisionals and foreign equivalents, which have been previously identified by BASF and agreed upon by the Parties as the subject Patents of this License.

(c)Absence of Claims.  (i) There are no suits or actions, administrative, arbitration or other proceedings, or to AMSC’s Knowledge governmental investigations pending  against AMSC with respect to any of the Licensed Patents (excluding patent prosecution before any applicable patent office), or the development or commercialization of any potential Product, (ii) no person has notified AMSC in writing of any claim with respect to any of the foregoing and (iii) there is no judgment, order, injunction, decree, writ or award against AMSC that is not satisfied and remains outstanding with respect to any of the foregoing.

(d)Non-Infringement.  AMSC has not received, with respect to any Licensed Patent or potential Product, any written notice of infringement of, misappropriation of or conflict with, any license, patent, patent application, copyright, trademark, service mark, trade secret or other intellectual property right of any Third Party.

(e)No Challenges to Validity or Enforceability.  Except in patent prosecution before any applicable patent office, the validity or enforceability of the Licensed Patents and the title of AMSC thereto has not been questioned in any litigation, governmental inquiry or proceeding to which AMSC is a party and, to AMSC’s Knowledge, no such litigation, governmental inquiry or proceeding is threatened in writing nor, to AMSC’s Knowledge, is there any reasonable basis for any challenge to the validity or enforceability of the Licensed Patents and the title or rights of AMSC thereto.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

(f)No Known Infringements by Third Parties.  To AMSC’s Knowledge, as of the Effective Date, there has not been and is not currently any infringement, misappropriation or unauthorized use by any Third Party of any of the Licensed Patents.

(g)Maintenance Fees.  Each patent included in the AMSC 2G Wire Patents or, to AMSC’s Knowledge, in the Sublicensed 2G Wire Patents is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such patents have been paid, no further maintenance and renewal fees are due with respect to any such patent at any time prior to the Effective Date, and all necessary documents and certificates in connection with such patents have been filed with the relevant patent authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents.

Section 6.03DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER AMSC NOR BASF MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.04AMSC Additional IP Covenant.  AMSC shall, on an annual basis, amend Annex 1 and Annex 2 to reflect the grant of, or the filing by AMSC of, any Patent relating to those set forth on Annex 1 and Annex 2 to include the addition of such Patents.  For the avoidance of doubt, such right to amend Annex 1 and Annex 2 shall not include the right to delete any Patents therefrom unless mutually agreed to by the Parties in writing.

ARTICLE 7
Term/Termination

Section 7.01Term.  This License shall remain in full force and effect until the last to expire Licensed Patent (the “Term”).

Section 7.02Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this License, in whole or in part, in the event that the other Party (the “Breaching Party”) shall have committed a material breach of this License.  The Breaching Party shall have thirty (30) days after written notice thereof was provided to the Breaching Party by the non-breaching Party, to remedy such breach.  Any such termination shall become effective at the end of such thirty (30) day period unless the Breaching Party has cured any such breach or default prior to the expiration of such thirty (30) day period.

Section 7.03Termination by BASF.  BASF may terminate this License without cause upon one hundred eighty (180) days prior written notice to AMSC.

Section 7.04Mutual Termination.  This License may be terminated, in whole or in part, upon mutual agreement of the Parties.

Section 7.05Effect of Termination.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

(a)Payments.   In the event of termination of this License for any reason, all (i) payments due to AMSC up until the date of termination and (ii) amounts accrued hereunder through the effective date of termination (even if not yet due), if any, shall be paid within sixty (60) days after the effective date of termination.  All payments paid to AMSC prior to any such effective date of termination shall not be refundable.

(b)Sublicensees.  In the event of any termination of this License each agreement pursuant to which a sublicense is granted under this License to a Sublicensee shall be terminated.

(c)Surviving Provisions.  The following provisions shall survive termination of this License: Article 1 (Definitions); Section 6.03 (Disclaimer); Section 7.05 (Effects of Termination); Article 8 (Indemnification/Limitation of Liability); Section 9.02 (Applicable Law/Dispute Resolution); Section 9.03 (Notices); Section 9.04 (Entire Agreement); Section 9.05 (Amendment/Waiver); Section 9.07 (Waiver/Rule of Construction); Section 9.08 (Severability); Section 9.09 (Relationship of the Parties); Section 9.11 (Interpretation); and Section 9.13 (Confidentiality).

ARTICLE 8
Indemnification; Limitation of Liability

Section 8.01Indemnification by AMSC.  AMSC hereby agrees to save, defend and hold BASF, its Affiliates, and their respective directors, partners, officers, agents and employees harmless from and against any and all losses, damages, awards, settlement payments, fines, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) to the extent resulting or otherwise arising from (a) any breach by AMSC of any representation, warranty, covenant or other provision set forth in this License or (b) the negligence or willful misconduct by AMSC or any of its respective directors, , officers, agents or employees in exercising any rights or performing any obligations under this License.

Section 8.02Indemnification by BASF.  BASF hereby agrees to save, defend and hold AMSC and its respective directors, , officers, agents and employees harmless from and against any and all Losses arising in connection with any and all Third Party Claims to the extent resulting or otherwise arising from (a) any breach by BASF of any representation, warranty, covenant or other provision set forth in this License, (b) the negligence or willful misconduct by BASF, its Affiliates or Sublicensees or their respective directors, officers, agents or employees in exercising any rights or performing any obligations under this License or commercializing Product; or (c) death, bodily injury or property damage caused by or resulting from BASF’s or its Affiliates’ design, manufacturing, storage, handling, marketing, promotion, distribution and/or sale of the Product; provided that, with respect to this clause (c) and for the avoidance of doubt, to the extent such death, bodily injury or property damage is caused by or results from Product that was developed by, manufactured by or improved upon by AMSC,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

then BASF’s indemnification obligation shall be proportionately adjusted to account for AMSC’s contribution to such Product.

Section 8.03Indemnification Procedures.  With respect to any claim for which indemnification is sought, the indemnified Party shall (i) notify the indemnifying Party within thirty (30) days of the receipt of such claim (provided, however, that failure to provide such notice shall not relieve the indemnifying Party from its indemnity obligations hereunder, except to the extent the indemnifying Party is materially prejudiced by such failure), (ii) allow the indemnifying Party to control the defense and settlement of such claim (provided that the indemnifying Party may not settle such claim without the indemnified Party’s prior, written consent (not to be unreasonably withheld)), (iii) cooperate with the indemnifying Party in the defense of such claim at the cost and expense of the indemnifying Party, and (iv) have the right to employ separate counsel and participate in the defense of such claim at the indemnified Party’s own expense.

Section 8.04LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, EXCEPT FOR BREACH OF CONFIDENTIALITY AND BASF’s INDEMNIFICATION OBLIGATIONS UNDER SECTION 8.02(C), A PARTY’S TOTAL LIABILITY TO THE OTHER PARTY, AND THE OTHER PARTY’S EXCLUSIVE REMEDY (OTHER THAN, FOR THE AVOIDANCE OF DOUBT, ANY INJUNCTIVE OR OTHER EQUITABLE RELIEF), FOR ANY CLAIM OR LIABILITY ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT OR THE PRODUCT, WHETHER BASED IN TORT, CONTRACT, STRICT LIABILITY OR ANY OTHER LEGAL THEORY, IS EXPRESSLY LIMITED TO $3,000,000.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY PURSUANT TO A FINAL AND NONAPPEALABLE JUDGMENT IN CONNECTION WITH A THIRD PARTY CLAIM SUBJECT TO INDEMNIFICATION UNDER SECTION 8.01 OR SECTION 8.02 OF THIS AGREEMENT.

ARTICLE 9
Miscellaneous

Section 9.01Patent Opposition.  Within thirty (30) days of the date of the last signature of this License, BASF shall take the necessary measures to dismiss the patent opposition filed with the European Patent Office against AMSC’s European Patent No. [**], entitled “[**]”.

Section 9.02Applicable Law; Dispute Resolution. This License will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provision or rule that would result in the application of laws of any other jurisdiction. Any dispute, difference, controversy, or claim of any kind whatsoever that arises or occurs between or among BASF and AMSC in relation to any matter arising under,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

out of, or in connection with this License shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Rules, as in effect on the date of the License, by a panel of three arbitrators appointed in accordance with such rules.  The language of the arbitration shall be English and the place of arbitration shall be New York City, New York.  No Party shall seek and the arbitrators shall not be entitled to order more than five depositions per Party, unless the Parties agree in writing otherwise.  The award of decision of the arbitrators shall be final, binding upon the Parties and non-appealable.  Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award of the judgment thereon may be enforced in any court of any state or country having the jurisdiction over the parties and/or their assets to the extent permitted by the United Nations Convention of Recognition and Enforcement of Foreign Arbitral Awards (1958)).

Section 9.03Notices. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by a nationally recognized overnight courier service providing a receipt for delivery, freight prepaid, specifying next business day delivery, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.  The addresses and other contact information for the Parties are as follows:

If to AMSC:

American Superconductor Corporation

64 Jackson Road

Devens, MA 01434

Attn:  General Counsel

Phone (for courier deliveries):  (978) 842-3000

If to BASF:

BASF Corporation

Attn.: NOL-P, VP

100 Park Ave.

Florham Park, New Jersey 07932

Phone (for courier deliveries):  973.245.6030

With a copy to:

BASF New Business GmbH

Attn: Dr. Frank Prechtl

LU-BENCKISERPLATZ BE 1  -  117

Ludwigshafen, Germany

Phone (for courier deliveries): +49 621 60-76339

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

All notices, requests and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if sent by a nationally recognized overnight courier service providing a receipt for delivery, freight prepaid, specifying next business day delivery, then on the next Business Day such overnight courier service regularly makes deliveries to the addressee’s geographic area, or (iii) if sent by registered or certified mail, on the fifth (5th) Business Day following the day such mailing is made.

Section 9.04Entire Agreement.  This License contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, but expressly excluding, for the avoidance of doubt, the JDA.

Section 9.05Amendment; Waiver.  This License may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties.  No delay or omission by a Party hereto in exercising any right or power occurring upon any noncompliance or default by any other Party with respect to any of the terms of this License shall impair any such right or power or be construed to be a waiver thereof.  A waiver by any of the Parties of any of the covenants, conditions or agreements to be performed by any other Party shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

Section 9.06Assignment.  Neither Party shall assign this License, or any portion thereof, to any Third Party without the prior written consent of the other Party, provided, however, that (i) either Party may assign this License to a Third Party which obtains all or substantially all of the assets of the assignor’s business to which this License pertains, and (ii) as long as such assignment does not result in the imposition of any Withholding Taxes on any amounts payable to AMSC hereunder, BASF shall be entitled to assign this License to an Affiliate, in each case under clauses (i) and (ii) without prior written consent of the other Party.  Any assignee shall assume all obligations of its assignor under this License.  This License shall be binding on and shall inure to the benefit of, the Parties and their respective successors and assigns.  To the extent BASF assigns this License to an Affiliate, BASF guarantees the payment and performance by such Affiliate of BASF’s obligations under this License in accordance with the terms and conditions hereof.

Section 9.07Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this License.  According, the rule of construction that any ambiguity in this License shall be construed against the drafting party shall not apply.

Section 9.08Severability.  If any one or more of the provisions contained in this License is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their commercially

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this License.

Section 9.09Relationship of the Parties.  Each Party is an independent contractor under this License.  Nothing contained herein is intended or is to be construed so as to constitute the Parties as partners, agents or joint venturers.  No Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Parties or to bind any other Party to any contract, agreement or undertaking with any Third Party.

Section 9.10Further Assurances.  Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that any other Party may reasonably deem advisable in order to carry out the intent and accomplish the purposes of this License and to evidence, perfect or otherwise confirm its rights hereunder.

Section 9.11Interpretation.  Whenever any provision of this License uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”).  “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this License as an entirety and not solely to the particular portion of this License in which any such word is used.  All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural.  Unless otherwise provided, all references to Sections and Exhibits in this License are to Sections and Exhibits of this License.  References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 5(a)” would be part of “Section 5”, and references to “Section 5” would also refer to material contained in the subsection described as “Section 5(a)”).

Section 9.12Force Majeure. Neither Party shall be responsible to the other Party for any failure or delay in performing any of its obligations (other than any obligation to pay money) under this License or for other nonperformance hereunder if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, natural disaster, accident, war, act of terrorism or of the government of any country or of any local government, or by cause beyond the reasonable control of any Party. In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations.

Section 9.13Confidentiality; Publicity.

(a)Confidential Information.  With respect to any Confidential Information of a Party disclosed by it or its Affiliates to the other Party in connection with this License, the receiving Party agrees (i) not to use any such Confidential Information in connection with activities other than those contemplated by this License, and (ii) not to disclose any such Confidential Information to any Third Party (A) who is not an officer, director, employee or consultant of, or an adviser to, such receiving Party or any of its Affiliates or (B) other than an actual or prospective lender to, investor in, or acquirer (in whole or in part) or other business counterparty of such receiving Party or any of its Affiliates (and such lender’s, investor’s or acquirer’s officers, directors, employees, consultants and advisers having a need to know) which

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

receives the disclosing Party’s Confidential Information for due diligence purposes subject to appropriate customary obligations of non-disclosure and limited use, in each case without the prior written consent of the disclosing Party.

(b)Limitations on Obligations.  The obligations of the receiving Party specified in Section 9.13(a) shall not apply, and the receiving Party shall have no further obligations, with respect to any Confidential Information of the other Party to the extent the receiving Party can demonstrate, by documentary evidence, that such Confidential Information of the other Party:

(i)is generally known to the public at the time of disclosure or becomes generally known to the public without the receiving Party violating this License;

(ii)is in the receiving Party’s possession at the time of disclosure other than as a result of the receiving Party’s breach of any legal or contractual obligation;

(iii)is rightfully received by the receiving Party on a non-confidential basis from another Person without breach by such Person of any confidentiality or similar (such as fiduciary) duty; or

(iv)is independently developed or obtained by the receiving Party without use of, or reliance on, the disclosing Party’s Confidential Information.

In addition, notwithstanding the provisions of Section 9.13(a), either Party may disclose Confidential Information of the other Party if such Party reasonably determines, based on advice from its counsel, that it is required to make such disclosure by applicable Law or legal process or the applicable rules of any recognized securities market or exchange, in which event such Party shall (A) disclose only such Confidential Information of the other Party as the Party subject to the disclosure requirement reasonably determines is required to be disclosed, and (B) use commercially reasonable efforts to seek a protective order, confidential treatment or other lawfully available means of protecting the other Party’s Confidential Information from such required disclosure.

(c)Disclosure to Officers, Directors, Employees, Consultants and Advisers.  Each Party agrees that it and its Affiliates shall provide Confidential Information received from the other Party only to the receiving Party’s respective officers, directors, employees, consultants and advisors, and to the officers, directors, employees, consultants and advisors of the receiving Party’s Affiliates, in each case who have a need to know such Confidential Information and are bound by appropriate obligations of confidentiality and limited use, provided that each Party shall remain responsible for any failure by its and its Affiliates’ respective officers, directors, employees, consultants and advisors to treat such information as required under Section 9.13(a).

(d)Term.  All obligations imposed under this Section 9.13 shall expire upon the later of (i) expiration of the Term or (ii) five (5) years after termination of this License.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

(e)Publicity.  Upon effectiveness of this License, the Parties shall jointly issue a mutually agreed press release announcing the execution of this License.  Thereafter, during the Term, the content of any press release or public announcement relating to this License shall be mutually agreed by the Parties, which agreement shall not be unreasonably withheld, conditioned or delayed, except that a Party may, without the other Party’s consent, issue any press release or public announcement if (i) the contents of such press release or public announcement have previously been made public other than through a breach of this License by the issuing Party or its Affiliates, or (ii) such Party reasonably determines, based on advice from its counsel, that it is required to issue such a press release or public announcement by applicable Law or legal process, including by the applicable rules of any recognized securities market or exchange, in which event such Party shall include in such press release or public announcement only such information relating to this License as it reasonably determines is so required.

Section 9.14Counterparts; Electronically Delivered Signatures.  This License may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Electronic execution and delivery of this License by any Party shall constitute a legal, valid and binding execution and delivery of this License by such Party.

[remainder of page intentionally left blank; signature page follows]

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

IN WITNESS WHEREOF, the Parties hereto have caused this License to be executed in duplicate by their duly authorized representatives as of the Effective Date.

BASF CORPORATION		AMERICAN SUPERCONDUCTOR CORPORATION

BY:	/s/ Manfredo Ruebens	BY:	/s/ James Maguire

NAME:	Manfredo Ruebens	NAME:	James Maguire

TITLE:	EVP & CFO	TITLE:	EVP - Operations

DATE:	March 4, 2016	DATE:	March 4, 2016

[signature page to License and Sublicense Agreement]

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

ANNEX 1

AMSC 2G Wire Patents

AMSC No.	Patent Family	Patent Number	Date	Patent Grouping	Co-owner/Licensee
AMSC-466	[**]	[**]	[**]	Template/HTS Layer

AMSC-433	[**]	[**] [**]	[**]	Template/HTS Layer	United State Department of Energy - non-exclusive government purposes license

AMSC-553	(No PCT)	[**]		Template/HTS Layer

AMSC-293	[**]	[**] [**]	[**]	Buffer/HTS Layer	United State Department of Energy - non-exclusive government purposes license

AMSC-322	[**]	[**]	[**]	Buffer/HTS Layer	United State Department of Energy - non-exclusive government purposes license

AMSC-570	[**]	[**] [**]	[**]	Buffer/HTS Layer
[**]
[**]
[**]
[**]

AMSC-554	[**]	[**] [**] [**] [**]	[**]	Buffer/HTS Layer
[**]
[**]
[**]
[**]

AMSC-662	[**]	[**]	[**]	Buffer/HTS Layer

A-1

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

AMSC-676	[**]	[**] [**] [**]	[**]	Buffer/HTS Layer	Secretary of US Air Force - non-exclusive government purposes license
[**]
[**]
[**]
[**]
[**]

AMSC-748	[**]	[**] [**] [**] [**] [**] [**] [**]	[**]	Buffer/HTS Layer

AMSC-768	[**]	[**] [**] [**] [**] [**] [**] [**]	[**]	Buffer/HTS Layer
[**]
	validations pending	[**]
[**]
[**]
[**]
[**]

AMSC-896	[**]	[**] [**] [**] [**]	[**]	Buffer/HTS Layer
[**]
[**]

2

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Confidential Treatment Requested by American Superconductor Corporation

[**]
[**]
[**]

AMSC-143	[**]	[**] [**]	[**]	Wire/[**]/[**]
	[**]	[**]

AMSC-142	[**]	[**]	[**]	Wire/[**]/[**]

AMSC-218	[**]	[**] [**] [**]	[**]	Wire/[**]/[**]
	[**]	[**]

AMSC-380	[**]	[**] [**]	[**]	Wire/[**]/[**]	Co-owned with [**] Technology
	[**]	[**]

AMSC-249	[**]	[**] [**]	[**]	Wire/[**]/[**]

AMSC-455	[**]	[**]	[**]	Wire/[**]/[**]	Co-owned with [**] Technology

AMSC-300	[**]	[**] [**] [**]	[**]	Wire/[**]/[**]	United State Department of Energy - non-exclusive government purposes license
	[**]	[**]

AMSC-790	[**]	[**] [**]	[**]	Wire/[**]/[**]

3

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

AMSC-937	[**]	[**] [**] [**] [**]	[**]	Wire/[**]/[**]

AMSC-586	[**]	[**] [**] [**] [**] [**] [**]	[**]	Application and Wire Customization
[**]
[**]
[**]
[**]
[**]

4

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

ANNEX 2

Sublicensed 2G Wire Patents

AMSC Ref #	Title	Patent Number	Exclusive/Non-exclusive	Licensor
AMSC-437	[**]	[**]	Exclusive	[**]
AMSC-947	SUPERCONDUCTIVE COMPOUNDS HAVING HIGH TRANSITION TEMPERATURE, AND METHODS FOR THEIR USE AND	CA1341636 US8060169	Exclusive Period expires on Dec. 31, 2017; Option to extend	IBM

A-2

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by American Superconductor Corporation

Annex 3

Payments

Upfront License Payments:

[USD]	2016
AMSC License Upfront (Annex 1)	3,000,000.00 USD

Royalties:

Example for clarification purpose only:

If in the first full calendar year following the Effective Date, Net Sales are EUR [**], then the royalty owed will be calculated as follows:

EUR ≤ [**]	[**]% EUR [**]
EUR > [**] ≤ [**]	[**]% EUR [**]
EUR > [**]	[**]% EUR [**]
Total	EUR [**]

A-3

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.